UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      February 22, 2010

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2010, Southern Connecticut Bancorp, Inc. (“SSE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Naugatuck Valley Financial Corporation (“NVSL”) and Newco, a corporation to be formed by NVSL to be the holding company for Naugatuck Valley Savings and Loan (“NVSL Bank”), pursuant to which SSE will merge with and into NVSL, with NVSL being the surviving corporation (the “Merger”).

In connection with the Merger, Naugatuck Valley Mutual Holding Company (“NVSL MHC”), which is presently the majority shareholder of NVSL, will reorganize and convert from a mutual holding company form of organization to a stock holding company form of organization (the “Conversion”).  The stock holding company will be Newco, which will (i) offer and sell shares of its common stock as prescribed in a Plan of Conversion adopted concurrently with the execution of the Merger Agreement (the “Conversion Stock Offering”) and (ii) exchange shares of its common stock for shares of NVSL common stock held by persons other than NVSL MHC.  Additionally, in connection with the Merger, The Bank of Southern Connecticut, a wholly-owned subsidiary of SSE (“SSE Bank”), will be merged with and into NVSL Bank.

Subject to the terms and conditions of the Merger Agreement, each outstanding share of SSE common stock will be converted into the right to receive, at the election of the holder of such share of SSE common stock, (i) cash consideration of $7.25, (ii) stock consideration equal to the number of shares of Newco common stock in an exchange ratio equal to the result obtained by dividing $7.25 by the initial offering price of Newco common stock in the Conversion Stock Offering, or (iii) a combination of the cash consideration and the stock consideration, subject to customary proration and allocation procedures, if necessary, to assure that 50% of the outstanding shares of SSE common stock are exchanged for Newco common stock and 50% of the outstanding shares of SSE common stock are exchanged for cash.

The Merger Agreement contains representations, warranties and covenants of SSE and NVSL.  Among other customary covenants, SSE has agreed that it will conduct its business in the ordinary course and consistent with prudent banking practices during the period between the execution of the Merger Agreement and the consummation of the Merger and will refrain from taking certain actions during such period unless it obtains the prior written consent of NVSL. The SSE Board of Directors has agreed, subject to certain conditions, to submit the Merger for approval by the shareholders of SSE and to recommend the approval of the Merger.  All of SSE’s directors have entered into voting agreements whereby they have agreed to vote their shares of SSE common stock owned on the record date for the shareholder meeting to approve the Merger.  SSE has agreed not to solicit, initiate or encourage or, subject to certain exceptions, participate in any discussions or negotiations with or furnish any information to, any person, entity or group (other than NVSL) concerning SSE or The Bank of Southern Connecticut entering into an alternative business combination.

Newco and NVSL Bank will select and invite, in their sole discretion and subject to their corporate governance policies and procedures, one SSE director to serve on the Board of Directors of Newco and NVSL.  NVSL Bank will also establish an advisory board for the SSE market area and invite each SSE director other than the SSE director selected and invited to join the Boards of Directors of Newco and NVSL Bank to serve on such advisory board.  NVSL Bank will maintain the advisory board for a minimum period of one year following the consummation of the Merger.

Concurrently with the execution of the Merger Agreement, NVSL Bank has entered into employment agreements with each of Matthew L. Proto, Sr., Senior Vice President of SSE Bank, and Sunil Pallan, Senior Vice President and Chief Credit Officer of SSE Bank, which employment agreements will become effective upon the consummation of the Merger.

The Merger is expected to be completed during the third quarter of 2010 and is subject to the completion of the Conversion, approval of the shareholders of SSE, the receipt of regulatory approvals and other customary closing conditions.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances SSE may be required to pay NVSL a termination fee of up to $900,00 and in other specified circumstances, NVSL may be required to pay SSE a termination fee of up to $900,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.

The representations and warranties of the parties made in the Merger Agreement were made solely for purposes of the contract between the parties to the Merger Agreement.  The assertions embodied in those representations and warranties are subject to important qualifications and limitations agreed to by the parties in connection with the negotiation of the terms of the Merger Agreement.  Representations and warranties may not be accurate or complete because they were made as of a specified date, may be subject to a contractual standard of materiality that may differ from what is viewed as material by shareholders, may have been used for the purpose of allocating risk between the parties and/or may establish closing conditions rather than establishing matters as facts.  Accordingly, no person should rely on the representations and warranties as statements of facts at the time they were made or otherwise and the representations and warranties should be read only in conjunction with the other information that SSE makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

A joint press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

Newco, NVSL and SSE will file a proxy statement/prospectus, registration statement and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”).  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about SSE, NVSL and Newco, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus to be filed by SSE, NVSL and Newco also can be obtained, when available and without charge, (i) at SSE’s Internet site at www.scbancorp.com under the tab “Investors Relations” and then under the tab “Public Filings” or by directing a request to Southern Connecticut Bancorp, Inc., Attention: Rosemarie A. Romano, 215 Church Street, New Haven, Connecticut 06510, (203) 782-1100, or (ii) at NVSL’s Internet site at www.nvsl.com under the tab “Shareholder Relations” or by directing a request to Naugatuck Valley Financial Corporation, Attention: Bernadette Mole, 333 Church Street, Naugatuck, Connecticut 06770, (203) 720-5000.

Participants in Solicitation

Southern Connecticut Bancorp, Inc., Naugatuck Valley Financial Corporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Southern Connecticut Bancorp, Inc. in connection with the Merger.  Information about the directors and executive officers of Southern Connecticut Bancorp, Inc. and their ownership of Southern Connecticut Bancorp, Inc. common stock is set forth in Southern Connecticut Bancorp, Inc.’s most recent proxy statement filed with the SEC on Schedule 14A on April 29, 2009, which is available at the SEC’s Internet site (http://www.sec.gov) and upon request from Southern Connecticut Bancorp, Inc. at the address in the preceding paragraph.  Information about the directors and executive officers of Naugatuck Valley Financial Corporation is set forth in Naugatuck Valley Financial Corporation’s most recent proxy statement filed with the SEC on Schedule 14A on April 10, 2009, which is available at the SEC’s Internet site and upon request from Naugatuck Valley Financial Corporation at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the surviving entity in the Merger, including expected synergies from the merger of Southern Connecticut Bancorp, Inc. and Naugatuck Valley Financial Corporation, combined operating and financial data, competitive strengths, growth opportunities, and whether and when the transactions contemplated by the Merger Agreement will be consummated.  The discussion of such matters is qualified by the inherent risk and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include: the failure to realize capital and operating expense synergies in the timeframe expected or at all; unexpected costs or liabilities associated with the Merger; the result of the review of the proposed Merger by various regulatory agencies, and any conditions imposed on the new company in connection with the consummation of the Merger; approval of the Merger by the shareholders of Southern Connecticut Bancorp, Inc. and satisfaction of various other conditions to the closing of the Merger contemplated by the Merger Agreement; and the risks that are described from time to time in Southern Connecticut Bancorp, Inc.’s reports filed with the SEC, including Southern Connecticut Bancorp, Inc.’s annual report on Form 10-K for the year ended December 31, 2008, and subsequent reports filed with the SEC.

ITEM 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 22, 2010, by and among Naugatuck Valley Financial Corporation, Newco (as defined therein) and Southern Connecticut Bancorp, Inc.*

99.1	Joint Press Release of Naugatuck Valley Financial Corporation and Southern Connecticut Bancorp, Inc. dated February 23, 2010

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2010	SOUTHERN CONNECTICUT BANCORP, INC.
	By:	/s/ John H. Howland
John H. Howland President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 22, 2010, by and among Naugatuck Valley Financial Corporation, Newco (as defined therein) and Southern Connecticut Bancorp, Inc.*

99.1	Joint Press Release of Naugatuck Valley Financial Corporation and Southern Connecticut Bancorp, Inc. dated February 23, 2010

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.